    As filed with the Securities and Exchange Commission on August 8, 2000
                                               Registration No. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            -----------------------
                              ACTIVE POWER, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                        74-2642142
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                       11525 Stonehollow Dr., Suite 110
                               Austin, TX 78758
              (Address of principal executive offices) (Zip Code)

                           ------------------------
                              ACTIVE POWER, INC.
                           2000 STOCK INCENTIVE PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                            -----------------------
                           Joseph F. Pinkerton, III
                            Chief Executive Officer
                              Active Power, Inc.
                       11525 Stonehollow Dr., Suite 110
                               Austin, TX 78758
                    (Name and address of agent for service)
                                (512) 836-6464
         (Telephone number, including area code, of agent for service)

                            ------------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                          Proposed              Proposed
                   Title of                                                Maximum              Maximum
                  Securities                           Amount             Offering             Aggregate             Amount of
                     to be                              to be               Price               Offering            Registration
                  Registered                        Registered(1)         per Share             Price(2)                Fee
                  ----------                        -------------         ---------            ---------            ------------
2000 Stock Incentive Plan
-------------------------
Common Stock, $0.001 par value                     6,116,934 shares      $17.00(2)           $103,987,878(2)        $27,452.80

2000 Employee Stock Purchase Plan
---------------------------------
Common Stock, $0.001 par value                     1,080,000 shares      $17.00(2)           $ 18,360,000(2)        $ 4,847.04

                                                   7,196,934 shares
                                                 ===================

                                                                                        Aggregate Registration Fee  $32,299.84


====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Active Power, Inc. 2000 Stock Incentive Plan or the Active Power, Inc. 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the highest proposed selling price per share of Registrant's Common Stock.

                                    PART II

              Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

               Active Power, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Registration Statement No. 333-36946 on Form S-1 filed with the Commission on May 12, 2000, as amended on Form S-1/A filed with the Commission on July 3, 2000; July 14, 2000; August 2, 2000; and August 7, 2000, respectively; and;

          (b) The Registrant's Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on June 30, 2000 pursuant to
               Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

               Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was our director, officer, employee or agent may and, in certain cases, must be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against reasonable expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe this conduct was unlawful.

               Article V of the Registrant's Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

               The Registrant has entered into indemnification agreements with each director. Pursuant to such agreements, the Registrant will be obligated, to the extent permitted by applicable law, to indemnify such directors against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or assumed certain responsibilities at the direction of the Registrant. The Registrant also intends to purchase additional directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

Exhibit Number      Exhibit
--------------      -------

 4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-- 30939 on Form 8-A12G, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

 5                  Opinion and Consent of Brobeck, Phleger & Harrison LLP.
 23.1               Consent of Ernst & Young LLP, Independent Auditors.
 23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
 24                 Power of Attorney. Reference is made to page II-3 of this
                    Registration Statement.
 99.1               Active Power, Inc. 2000 Stock Incentive Plan.
 99.2               Active Power, Inc. 2000 Employee Stock Purchase Plan.

Item 9.   Undertakings
          ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan or the 2000 Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 8th day of August, 2000.

                              ACTIVE POWER, INC.


                              By:   /s/  JOSEPH F. PINKERTON, III
                                 -------------------------------------------
                                    Joseph F. Pinkerton, III
                                    President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That each person whose signature appears below constitutes and appoints Joseph F. Pinkerton, III, President and Chief Executive Officer, and David S. Gino, Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                     Title                              Date
---------                     -----                              ----


/s/ JOSEPH F. PINKERTON, III  President, Chief Executive         August 8, 2000
----------------------------  Officer and Director
Joseph F. Pinkerton, III      (Principal Executive Officer)



/s/ DAVID S. GINO             Chief Financial Officer            August 8, 2000
----------------------------  (Principal Financial and
David S. Gino                 Accounting Officer)



/s/ ERIC L. JONES             Chairman of the Board              August 8, 2000
----------------------------
Eric L. Jones



/s/ RICHARD E. ANDERSON       Director                           August 8, 2000
----------------------------
Richard E. Anderson

/s/ RODNEY S. BOND            Director                           August 8, 2000
----------------------------
Rodney S. Bond



/s/ LINDSAY R. JONES          Director                           August 8, 2000
----------------------------
Lindsay R. Jones



/s/ JAN H. LINDELOW           Director                           August 8, 2000
----------------------------
Jan H. Lindelow



/s/ TERRENCE L. ROCK          Director                           August 8, 2000
----------------------------
Terrence L. Rock

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

 4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-- 30939 on Form 8-A12G, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

 5                  Opinion and Consent of Brobeck, Phleger & Harrison LLP.
 23.1               Consent of Ernst & Young LLP, Independent Auditors.
 23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
 24                 Power of Attorney. Reference is made to page II-3 of this
                    Registration Statement.
 99.1               Active Power, Inc. 2000 Stock Incentive Plan.
 99.2               Active Power, Inc. 2000 Employee Stock Purchase Plan.